77Q1(e)(3)

Interim Investment Subadvisory Agreement with American Century Investment
Management, Inc. and American Century Global Investment Management, Inc.,
effective as of February 16, 2010 (filed electronically as Exhibit (d)(3)
to Post-Effective Amendment No. 49 to the Registration Statement of the
Registrant on February 22, 2010, File No. 33-14567 and incorporated herein by reference).